                                                                    EXHIBIT 12.1



                             MICHAELS STORES, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)



                                                                                                           THREE MONTHS ENDED
                                                                       FISCAL YEAR                        --------------------
                                                  ------------------------------------------------------  APRIL 30,  APRIL 28,
                                                    1991       1992       1993       1994        1995       1995       1996
                                                  ---------  ---------  ---------  ---------  ----------  ---------  ---------
Earnings:
  Income before income taxes and extraordinary
   item.........................................  $  17,759  $  33,462  $  42,644  $  57,159  $  (34,839) $  12,288  $   4,395
  Fixed charges.................................     16,868      8,992     17,562     27,830      43,853      9,158     11,007
                                                  ---------  ---------  ---------  ---------  ----------  ---------  ---------
    Earnings....................................  $  34,627  $  42,454  $  60,206  $  84,989  $    9,014  $  21,446  $  15,402
                                                  ---------  ---------  ---------  ---------  ----------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ----------  ---------  ---------
Fixed Charges:
  Interest expense..............................  $   6,971  $     263  $   6,378  $   9,103  $   16,841  $   3,341  $   3,710
  Amortization of debt issuance expense.........      1,749     --         --         --          --         --         --
  Interest portion of rent expense..............      8,148      8,729     11,184     18,727      27,012      5,817      7,297
                                                  ---------  ---------  ---------  ---------  ----------  ---------  ---------
    Fixed Charges...............................  $  16,868  $   8,992  $  17,562  $  27,830  $   43,853  $   9,158  $  11,007
                                                  ---------  ---------  ---------  ---------  ----------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ----------  ---------  ---------
Ratio of Earnings to Fixed Charges..............        2.1x       4.7x       3.4x       3.1x        0.2x       2.3x       1.4x
                                                  ---------  ---------  ---------  ---------  ----------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ----------  ---------  ---------



                                                                                                         PRO FORMA DATA
                                                                                                   ---------------------------
                                                                                                   FISCAL YEAR  QUARTER ENDED
                                                                                                      1995      APRIL 28, 1996
                                                                                                   -----------  --------------
Earnings:
  Income before income taxes and extraordinary item..............................................   $ (39,847)    $    3,160
  Fixed charges..................................................................................      48,861         12,242
                                                                                                   -----------       -------
    Earnings.....................................................................................   $   9,014     $   15,402
                                                                                                   -----------       -------
                                                                                                   -----------       -------
Fixed Charges:
  Interest expense...............................................................................   $  21,849     $    4,945
  Amortization of debt issuance expense..........................................................      --             --
  Interest portion of rent expense...............................................................      27,012          7,297
                                                                                                   -----------       -------
    Fixed Charges................................................................................   $  48,861     $   12,242
                                                                                                   -----------       -------
                                                                                                   -----------       -------
Ratio of Earnings to Fixed Charges...............................................................          .2x           1.3x
                                                                                                   -----------       -------
                                                                                                   -----------       -------